CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Principal Protected Trust II:

We consent to the incorporation by reference of our report on the financial statements of Oppenheimer Principal Protected Main Street Fund II, a series of the Oppenheimer Principal Protected Trust II, dated October 20, 2010, appearing in the Combined Prospectus and Proxy Statement and in the Statement of Additional Information to Combined Prospectus and Proxy Statement, which are part of this Registration Statement on Form N-14 of Oppenheimer Main Street Fund, Inc.

                         /s/ KPMG LLP

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                         KPMG LLP

Denver, Colorado

December 22, 2010